EXHIBIT 10.3

                 JOINT VENTURE AGREEMENT BETWEEN CORPORATIONS TO
            JOINTLY SEEK, CONSTRUCT, AND OPERATE OIL LEASES WITH THE
             BOUNDARIES AND GAS OF THE UINTAH AND OURAY RESERVATIONS

                  AGREEMENT dated this day of July, 1997, between M III CORPORATION, (hereinafter referred to as "M III"), a native American Company, registered in the State of Utah and ENVIRONMENTAL REMEDIATION HOLDING CORPORATION, (hereinafter referred to as "ERHC"), a U.S. Public Corporation registered in the State of Colorado, with offices located 420 Jericho Turnpike, Jericho, New York 11753.

                              W I T N E S S E T H :

                  WHEREAS, the parties desire to confirm the existence of a Joint Venture for the purpose of complementing one another in jointly entering a venture for the recovery, workover and operation of oil and gas wells and/or leases located within the boundaries of the Uintah and Ouray Reservations, located in the Fort Duchesne area, State of Utah; and

                  WHEREAS,   the   oil   and   gas    wells/leases belong to the
Allotted members of the Ute Tribe and/or all the members of the Ute Tribe; and

                  WHEREAS, M III and ERHC desire to operate in a joint   manner;
and

                  WHEREAS, M III and ERHC are both corporations duly qualified to furnish such oil and gas services in the area of the State of Utah; and

                  WHEREAS, it is the intent of the joint venture to return to production and operate all available oil and gas wells/leases located on the Uintah and Ouray Reservations; and

                  WHEREAS, to enable the joint venture to perform in accordance with this Agreement, M III will cause to have transferred and/or establish oil and gas leases for the workover, commercial operation and development of oil and gas resources located on the Uintah & Ouray Reservations, now and in the future; and

                  WHEREAS, the parties shall develop the gas rights and when appropriate, construct a gas refinery; and

                  WHEREAS, M III will also provide the oil and gas leases and operation contract for the Roosevelt Unit; and

                  WHEREAS, ERHC shall form a wholly owned subsidiary as the joint venture partner for this project to be known as "M III/ERHC/BAPCO"; and
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                  WHEREAS,   ERHC    is   utilizing its Corporate counsel in New
York State and has prepared the within Agreement; and

                  NOW, THEREFORE,    the    parties    agree as follows:
I.       Formation of Joint Venture
                  (a) The parties hereto have agreed and formed, in accordance with the provisions of the Agreement, a Joint Venture, which is hereinafter referred to as the "Joint Venture".

                  (b) The Joint Venture may conduct business as "M III/ERHC/BAPCO", or such other name as the parties shall agree.

II.      Powers and Purposes of the Joint Venture
                  The Joint Venture is formed for the purposes of (1) the recovery, workover and operation of the oil and gas leases located within the boundaries of the Uintah & Ouray Reservations located in the State of Utah; (2) the recovery, workover and operation of the Roosevelt Unit; (3) borrowing money for the purposes of the Joint Venture and pledging or mortgaging the capital commitments of the parties and all or any part of the Joint Venture oil and gas leases/properties therefor; (4) to return all available oil and gas wells to commercial production through the issuance and/or transfer of the oil and gas leases referred to herein and in the Agreement dated the 28th day of June, 1997, including the workover of these wells and the drilling of any future production that may be required; (5) M III herewith grants ERHC/BAPCO the right to perform a full and complete evaluation and feasibility study of the oil, gas and mineral reserves on the wells obtained under this Joint Venture; (6) selling, exchanging or otherwise disposing of any or all of the properties of the Joint Venture for cash, stock, securities or any combination thereof upon such terms and conditions as the Parties may determine; and (7) employing such agents, managers, laborers and other employees as may be necessary to carry out the purposes of the said Joint Venture.

III.     Properties
                  (a) The properties of the Joint Venture shall consist of certain oil and gas leases and/or wells situated and all equipment necessary for the establishment of said joint venture together with such other related equipment as shall be necessary to carry out the intent of this Joint Venture, including the easements and rights appurtenant thereto or which may be received in connection with the use of the land, fixtures, machinery and equipment to be located on such real property or used in connection with the operations of the Joint Venture in the State of Utah and all other property, real or personal, tangible or intangible, owned or acquired by the Joint Venture.

IV.      Contributions
                  (1) M III herewith grants ERHC/BAPCO the right to perform a full and complete evaluation and feasibility study of the oil, gas and mineral
reserves        on          the           wells         obtained   under    this

Joint Venture. All costs of these studies will be initially borne by ERHC/BAPCO but all costs shall be recovered from production; (2) M III undertakes to make available to ERHC/BAPCO within 21 days of the signing of this Agreement, any and all maps, data, wells runs, production histories and/or feasibility studies which may be utilized in the planning of the project. ERHC/BAPCO shall undertake to treat such information and data with utmost confidentially and not to communicate it with third parties without prior approval by M III; (3) M III, as an Indian owned and registered Company with "Tribal Preference" on the Uintah and Ouray Reservation, shall apply for any and all available oil and gas leases, now and in the future; (4) ERHC/BAPCO shall provide M III with a Seventy-Five Thousand ($75,000.00) Dollar bond plus the necessary funds estimated at Fifty-Five Thousand ($55,000.00) Dollars by the Allotted Members within seven
(7) business days from the signing of the Agreement. The Fifty-Five Thousand ($55,000.00) Dollars shall be deposited into the Attorney Trust Account of J.R. Murray to close on the twenty-six (26) allotted leases; (5) M III upon the presentation of the funds, will assign twenty-six (26) Allotted oil and gas leases plus M III/ERHC/BAPCO will select an additional 175 oil and gas wells from the 1995 Reserve Report, 132 oil and gas wells from the 1993 Report and 28 oil and gas wells from the Roosevelt Unit, either Allotted or Tribal, located on the Uintah or Ouray Reservation; (6) M III will apply for the available leases and operation contract in the Roosevelt Unit; (7) ERHC/BAPCO shall provide all
necessary         funds        for        this       project,   with   a maximum
of Eight Million Five Hundred Thousand ($8,500,000.00) Dollars. These funds shall be used in accordance with the "Use of Funds Statement" attached per Addendum A and reimbursed from production; (8) M III/ERHC/BAPCO hereby agree that ERHC/BAPCO shall have a priority for reimbursement of its investment as set forth in paragraph IV, the term of which shall be a maximum of ten (10) years and a minimum of three (3) years, as cash permits from oil and gas production. M III/ERHC/BAPCO retain the right to prepay the loan; (9) ERHC/BAPCO shall have a "Working Interest" in all wells/leases obtained by M III, either Allotted or Tribal, in addition to, a contract to operate said wells; (10) M III agrees to provide ERHC/BAPCO "Assignment of Lease" documents on all leases obtained by M III from either members of the Allotted Land Owners or from the Tribal Council, with respect to all Tribal Leases. All leases obtained shall have wells on said property/leased regions; (11) M III agrees to issue any and all property and appropriate UCC-1 Documentation on all trucks, tools, equipment and any and all surface equipment as belonging to each well/lease; (12) to compensate M III, ERHC will issue, upon transfer of the first 100 wells, 250,000 shares of ERHC Rule 144 stock, and thereafter, an additional 250,000 shares of ERHC Rule 144 stock and warrants for 250,000 shares at ($0.75) per share to be exercised within two (2) years upon the assignment of the following leases: two (2) wells each producing between one thousand (1,000) and one thousand two hundred (1,200) barrels per day of oil production; two (2) wells each producing five hundred
(500)        barrels            per       day      of      oil        production
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and five (5) wells each  producing  One  Hundred  (100)  barrels  per day of oil production; and, (13) M III shall provide ERHC/BAPCO with 26 leases to be used as collateral for the first funds described in this Agreement.
                  Further,  it is agreed  by both  parties  that the  additional leases shall be obtained by M III through the use of funds as provided by ERHC/BAPCO and may be used as collateral for any required funding.

V.       Allocation of Income and Losses
                  1. The joint venture parties agree that the Debt incurred by ERHC/BAPCO for its investment (maximum $8,500,000.00) shall take priority over all allocations for a maximum of ten (10) years and full payment of ERHC/BAPCO's investment. The minimum yearly amount payable to ERHC/BAPCO shall be determined by the loan requirments.

                  2. ERHC/BAPCO,  as operator of said fields,  shall receive two
dollars  and  fifty  cents  ($2.50)  per  barrel   produced  from  any  and  all
wells/leases in accordance with this Agreement.

                  3. All sums released after the payment of ERHC/BAPCO's Debt Service shall be as follows:

                  I. As to all productions except the twenty-eight (28) wells on the Roosevelt Unit:
                  (a)  20% to the Tribe;
                  (b) 10.59% to the original M III investors, until such time as the loan is repaid or ERHC/BAPCO purchases its interest;
                  (c)  41.643% to M III;
                  (d)  27.762% to ERHC/BAPCO.

                  II.  As to the twenty-eight    (28) wells located    on    the
Roosevelt Unit:
                  (a)  16.5% to the UTE Tribe;
                  (b)  41.75% to M III; and
                  (c)  41.75% to ERHC/BAPCO.

                  4.       ERHC/BAPCO has the option   to purchase an additional
five    (5%)     percent    share    of the oil and gas leases from the original
investor.

                  5. Further, the parties agree that until such time as natural gas production reaches Five Thousand (5,000) MSCF, such production shall be gathered and injected back into the Formation.

                  6. That at such time as the natural gas production achieves a daily production of Five Thousand (5,000) MSCF, M III shall with the assistance of War Eagle Corporation, arrange to fund the construction of an oil and gas refinery for the Uintah and Ouray Reservations.

                  Further, it is agreed that once the Refinery begins operation, ERHC/BAPCO will release a five (5%) percent working interest in the wells/leases then in effect to M III and M III shall grant to ERHC/BAPCO a twenty-five (25%) percent interest in the Refinery under a separate joint venture to be formed.

VI.      Terms of Agreement
                  This Joint Venture shall continue for a period of ten (10) years from the date of this Agreement and shall be renewed for the same time periods as the concession continues, unless it is sooner terminated pursuant to the provisions herein.

VII.     Governing Committee
                  (a) The Board of Directors of ERHC shall select three (3) persons and M III will select two (2) persons, which three (3) persons who, together with two (2) persons, shall constitute the Governing Committee of the Joint Venture. A vacancy in the Governing Committee caused by death, resignation or removal shall be filled by the Board of Directors that shall have appointed the departed member to the position which has become vacant and by both of the said Boards of Directors if the vacancy shall have occurred in the office of a member appointed by both of said Boards of Directors, as the case may be.

                  (b) The Governing Committee shall conduct the ordinary business operations of the Joint Venture. The Committee shall appoint ERHC/BAPCO as the Operational Managing Agent who, subject to its control, shall have the power to execute contracts in the name of the Joint Venture, to appoint and discharge agents and employees, and to take such other steps as shall be necessary to carry out the day to day operations of the Joint Venture.

                  (c) Regular meetings of the Governing Committee may be held without call or notice at such times and places as the Governing Committee at a meeting of all of its members from time to time may fix; other meetings of the Governing Committee may be called by any member thereof either by oral, telegraphic or written notice, not later than the three (3) days prior to the date set for such meeting. Such notice shall state the time and place of the meeting and shall be sent by overnight mail and/or Federal Express and by facsimile transmission to each member at his address and facsimile number as shown on the records of the Joint Venture.

                  (d) At any meeting of the Governing Committee, all of the members shall constitute a quorum. Members of the Committee may be present through telephonic methods. No action of the Governing Committee shall be effective unless authorized by the affirmative vote of a majority of the members thereof.

                  (e) Minutes of the meetings of the Governing Committee shall be kept by an individual designated by the Committee and the said minutes shall be presented to each of the parties hereto for their information.

VIII.  Termination of Joint Venture
                  (a)      The Joint Venture shall be terminated upon:

                           (i)      the expiration of the term specified in
                                    Article VI hereof;

                      (ii)          consent of all of the parties.

                  (b) Upon the termination of the Joint Venture for any reason, its liabilities and obligations to creditors shall be paid from cash on hand, or if such cash on hand is insufficient, then first from the proceeds of the sale of personal property of the Joint Venture, including automobiles, trucks, machinery and equipment and next, from the sale of other properties of the Joint Venture. Any liabilities still remaining shall then be borne in the portion set forth herein, by the parties in accordance with paragraph V hereof. Or, if any assets remain after payment of all liabilities, they shall then be distributed in the following manner, but not to any party who shall be deemed to have abandoned all of its rights in the Joint Venture, to wit:

                           (i) All cash on hand shall first be distributed to each party in an amount equal to the unliquidated balance of its capital account plus the amount of the credit balance of its income account and the remainder if any, shall be distributed to the said party in accordance with Article V hereof; and

                      (ii) All tangible personal property of the Joint Venture shall be segregated and either be distributed in accordance with subparagraph (i) above, or shall be sold and the proceeds thereof shall be distributed in the manner described in subparagraph (i) above; and

                     (iii) All real property and all intangible personal property of the Joint Venture shall be distributed in the manner described in subparagraph (i) above.

                  (c) In the event that a distribution under the terms of this Article shall be other than cash, then the value to be applied to such property shall be its market value as of the termination date, provided, that in the case of real property such market value shall be determined by a competent professional appraiser of real property to be selected by the parties or their legal representatives, as the case may be.

IX.      Fiscal Year; Accounting Basis; Income and Capital
         Account

                  The fiscal year of the Joint Venture shall be the fiscal year of ERHC/BAPCO, a public company. The Joint Venture's books and records shall be kept in the same manner and fashion as ERHC/BAPCO and in accordance with standard accounting procedures. The priority of income distribution under
Article V shall be after payment of the necessary and ordinary business expenses and satisfaction of the capital contribution/loan provided by ERHC/BAPCO under
Article IV. Thereafter, the income account of each party shall be credited with its share, if any, of the net income of the Joint Venture for each fiscal year and shall be charged with (i) its share, if any, of the net loss of the Joint Venture for each fiscal year, and (ii) any amounts distributed to it by the Joint Venture, but only to the extent of the credit balance of its income account before charging such distributions. The capital account of each party shall be credited with the capital contributions, if any, made by it under Article IV above, and such account shall be charged with any amounts distributed to it, if any, which pursuant to the preceding sentence, are not properly chargeable to its income account. The balance in a party's capital account at any time shall be referred to as its undistributed capital account.

X.       Banking
                  (a) The funds of the Joint Venture shall be kept in an account designated, or in any other manner which may be agreed upon between the parties, on deposit in a bank designated by the Joint Venture Governing Committee to be drawn upon checks jointly signed by the designees of the Governing Committee or any other duly authorized officer (or representative) of each party.

                  (b) A separate account entitled the ERHC/BAPCO Working Account may be established by the parties, at such place and in such manner as they shall determine, to be used in the day to day operation of the Joint Venture. All funds in such account shall be subject to the control of the Governing Committee and may be drawn upon checks signed by any two of the members of the Governing Committee or by the Operational Managing Agent acting alone if so authorized by the Governing Committee.

XI.      Transfer Restrictions
                  Without the written consent of the other party, a party shall not sell, assign or transfer all or any part of its interest in the Joint Venture except in accordance with the following procedures:

                  (a)      Initial Offer:
                  The selling party shall first deliver to the other party a written Notice of Intention to sell, offering all (but not less that all) of the interest of the selling party in the Joint Venture at the purchase price and on the terms specified therein, whereupon the other party shall have the right and option for a period of sixty (60) days following receipt of such Notice, to accept the offer made in such Notice, to all of the said interest at the purchase price and upon the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the selling party within said sixty (60) day period.

                  (b)      Sale to Outside Purchaser:
                  If an effective acceptance shall not be received pursuant to paragraph (a) above, then the selling party may sell all (but not less than all) of its interest to any outside purchaser, at a price not less than and on terms
not         more          favorable           than            the          price
and terms stated in the original Notice of Intention to sell, at any time during the period of sixty (60) days next following the expiration of the offers required by said paragraph (a); provided, that such transferee shall agree to be bound by the terms of this Article XI.

                  (c)      Failure to Sell to an Outside Purchaser:
                  If    the     selling    party   shall fail to sell all of its
interest as contemplated by paragraph (b) above within the sixty (60) day period, then the provisions of the said Article shall continue to apply to such interest as if no Notice of Intention to sell had been originally given in connection therewith.

XII.     Definition
                  For the purposes of this Agreement, the terms net income and net loss shall mean the income (including the gain, if any, resulting from the sale of all or any part of the properties of the Joint Venture) or loss of the Joint Venture as reflected in its books as audited by the accountant or accounting firm servicing the Joint Venture.

XIII.  General Provisions, Miscellaneous
                  (a) All notices, requests, consents and statements hereunder shall be deemed to have been properly given if mailed from by Federal Express, Express Mail or by certified U.S. mail, postage prepaid, or if sent by prepaid telegram, addressed in each case as follows:

                           (i)      If to ERHC/BAPCO, care of:

                                    James A. Griffin, Esq.
                                    420 Jericho Turnpike,
                                    Suite 321
                                    Jericho, New York 11753

                      (ii)          If to M III, care of:

                                    J.R. Murray
                                    c/o



                  (b) This Agreement shall be deemed a contract made under the laws of the State of New York and together with the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws of such State.

                  (c) Each party agrees to execute and file all such certificates, counterparts, amendments, instruments or other documents as may be required by the laws of the State of New York and by the laws of any other state, county or municipality, to comply with any fictitious or assumed name statutes, and to qualify the Joint Venture for the transaction of business therein.

                  (d) The parties hereto agree to take such further action as shall be necessary to carry out the intention of this Agreement including the execution and filing of such documents and taking such steps as may be required by any appropriate statute or regulation.

                  (e) This  Agreement  shall be binding  upon and shall inure to
the   benefit  of  the   respective   heirs,   successors,   assigns  and  legal
representatives of the parties hereto.

                  (f)      This Agreement may be executed  simultaneously in two
or   more    counterparts,     all   of  which   together   shall constitute one
and the same instrument.

                  (g) The headings of Articles are solely for the convenience of reference and if there be any conflict between such headings and the text of this Agreement, the text shall control.

XIV.     MANAGEMENT, DUTIES AND RESTRICTIONS
                  Both parties to the joint venture shall participate in the business of the company's affairs and each party shall devote a portion of his time thereto. The managing partner shall be ERHC/BAPCO. Neither of the companies in this joint venture, M III and ERHC/BAPCO, shall directly or indirectly, engage in any other business without the consent of the other partners, but nothing herein contained shall prohibit the activity of either joint venture company from investing in any forms of investment for their own benefit provided such investments do not infringe on the running of the joint venture.

XV.      EXPENSES
                  No person shall charge through the joint venture any expenses for automobiles, entertainment, professional dues, conventions, charitable contribution, or any item connected with the operation and maintenance of his or her home or personal affairs unless agreed upon by all the parties.

IN WITNESS WHEREOF,

ENVIRONMENTAL REMEDIATION HOLDING CORPORATION

Dated:  July  28, 1997

/s/ Sam L. Bass
------------------------------------
          SAM L. BASS, CEO

/s/ James A. Griffin
------------------------------------
    JAMES A. GRIFFIN, SECRETARY



BASS AMERICA PETROLEUM COMPANY

Dated:  July 28, 1997

/s/ Noreen Wilson
------------------------------------
 NOREEN WILSON, VICE PRESIDENT

/s/ James A. Griffin
------------------------------------
   JAMES A. GRIFFIN, SECRETARY



M III

Dated:  July 28,   1997

/s/ J. R. Murray
------------------------------------
    J. R. MURRAY, ESQ.

business.ven\miii.jv
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